UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

OBITX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	82-1091922
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
4720 Salisbury Road, Jacksonville, FL	32256

(Address of principal executive offices)

(Zip Code)

Copies of Communications to: Paul Rosenberg 4720 Salisbury Road Jacksonville, FL 32256 Telephone (571-426-0107) Email: paul@obitx.com
Title of each class to be so registered None	Name of each exchange of which each class is to be registered Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☑

Securities Act registration statement file number to which this form relates: Form S-1; File No. 333-222978.

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value $0.0001 per share

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”), to be registered hereunder, reference is made to the information set forth under the heading “Description of Capital Stock” in the Registrant’s prospectus that constitutes a part of the Registrant’s Registration Statement on Form S-1, as amended (originally filed with the Securities and Exchange Commission on December 5, 2018 and declared effective on December 10, 2018 (File No. 333-222978) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), which information is hereby incorporated by reference. The description of the Common Stock included in any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

Exhibit     Description

3.1                    Articles of Incorporation (1)

3.2                    Amendment to the Articles of incorporation (1)

3.3                    Bylaws (1)

(1)  Incorporated by references to exhibits in our Registrant’s Registration Statement on Form S-1, filed on February 9, 2018 (SEC File No. 333-222978).

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OBITX, INC.

Date: January 28, 2020	By:	/s/ Paul Rosenberg
Paul Rosenberg, Chief Financial Officer

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